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As filed with the Securities and Exchange Commission on November 4, 2009

Registration No. 333-161300

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GT Solar International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0606749 (I.R.S. Employer Identification No.)
243 Daniel Webster Highway Merrimack, New Hampshire 03054 (603) 883-5200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Hoil Kim
Vice President, General Counsel and Secretary
GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
Tel.: (603) 883-5200
Fax: (603) 595-6993
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Eva H. Davis
Kirkland & Ellis LLP
777 South Figueroa Street
Los Angeles, California 90017
Fax: (213) 680-8500

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2009

PROSPECTUS

105,538,149 Shares

GT Solar International, Inc.

Common Stock

        The selling stockholder named herein may offer and sell from time to time up to 105,538,149 shares of our common stock covered by this prospectus. The selling stockholder will receive all of the proceeds from any sales of its shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 11.

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "SOLR." On November 3, 2009 the last reported sale price of our common stock on The NASDAQ Global Select Market was $5.17 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

        The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

        This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context otherwise indicates, the terms "GT Solar," "Company," "we," "us," and "our" as used in this prospectus refer to GT Solar International, Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

        We are a leading global provider of specialized manufacturing equipment and services for the production of photovoltaic wafers, cells and modules and polysilicon. Our principal products are directional solidification systems, or "DSS" units, and chemical vapor deposition, or "CVD," reactors and related equipment. DSS units are specialized furnaces used to melt polysilicon and cast multicrystalline ingots from which solar wafers are made. CVD reactors are used to react gases at high temperatures and pressures to produce polysilicon, the key raw material used in solar cells. Our customers include several of the world's largest solar companies as well as companies in the chemical industry. We operate through two segments: our photovoltaic business and our polysilicon business.

        Our business was founded in 1994. Effective January 1, 2006, our business was acquired by GT Solar Holdings, LLC, a newly formed company controlled by investment funds affiliated with GFI Energy Ventures LLC, a private equity investment firm focused on the energy sector, and Oaktree Capital Management, L.P., a global alternative and non-traditional investment manager. GT Solar International, Inc. was originally incorporated in Delaware in September 2006. On September 27, 2006, we completed an internal reorganization through which GT Solar International, Inc. became the parent company of GT Solar Incorporated, our principal operating subsidiary.

        Our principal executive offices are located at 243 Daniel Webster Highway, Merrimack, New Hampshire 03054, and our telephone number is (603) 883-5200. Our website address is www.gtsolar.com. The information found on our website is not part of this prospectus.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K and other filings we make with the Securities and Exchange Commission (see "Incorporation of Certain Information by Reference"). These risk factors are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements.

        In most cases, you can identify forward looking statements by the following words: "may," "will," "would," "should," "expect," "anticipate," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," "on-going" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or state other "forward-looking" information based on currently available information.

        There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and the following factors:

  •
  the potential adverse impact of general economic conditions on demand for our products;

  •
  current future credit and financial market conditions;

  •
  the failure of amounts in our order backlog to result in actual revenue or to translate into profits;

  •
  our dependence on a small number of customers;

  •
  our dependence on the sale of a limited number of products;

  •
  our dependence on a limited number of third party suppliers;

  •
  product liability claims and/or claims in relation to third party equipment;

  •
  loss of any of our management team or our inability to attract and retain key employees or integrate new employees into our management team;

  •
  our inability to attract, train and retain technical personnel;

  •
  our inability to protect our intellectual property and the possibility of litigation to protect our intellectual property rights;

  •
  risks associated with the international nature of our business, including of unfavorable political, regulatory, labor and tax conditions in foreign countries;

  •
  compliance with legal systems in other countries in which we offer and sell our products;

  •
  commercial, jurisdictional and legal risks associated with our business in China;

  •
  claims relating to the infringement, misappropriation or other violation of proprietary manufacturing expertise, technological innovation and other intellectual property rights;

  •
  concentration of credit risk related to our cash equivalents;

  •
  our inability to comply with covenants in our credit facilities;

  •
  our exposure to warranty claims;

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  our exposure to exchange rate fluctuations;

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  the effect of increases in interest rates or the reduced availability of financing on demand for our products;

  •
  the securities class action lawsuits relating to our initial public offering;

  •
  our inability to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner;

  •
  our inability to recognize revenue on sales of new products;

  •
  our lack of ownership of the technology underlying our CVD reactor;

  •
  cyclicality in the market for polysilicon and variation in demand for products sold in our polysilicon business;

  •
  direct and indirect competition for our polysilicon production equipment;

  •
  our reliance on a limited number of suppliers and manufacturers for our polysilicon business;

  •
  competition from other manufacturers of photovoltaic products;

  •
  the loss of government subsidiaries or economic incentives for on-grid solar electricity applications;

  •
  existing regulations and policies or changes to regulations and policies relating to the electric utility industry;

  •
  inability of the photovoltaic industry to compete successfully with conventional power generation or other sources of renewable energy; and

  •
  technological changes in the photovoltaic industry that render existing products and technologies uncompetitive or obsolete.

        The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other statements that are included under the heading "Risk Factors" in this prospectus and the documents incorporated by reference herein.

        You should read these risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

        The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

SELLING STOCKHOLDER

Beneficial Ownership

        The following table sets forth information with respect to the beneficial ownership of our common stock held as of October 23, 2009 by the selling stockholder, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholder assuming all the shares registered hereunder are sold. The percentages in the following table reflect the shares beneficially owned by the selling stockholder as a percentage of the total number of shares of our common stock outstanding as of October 23, 2009.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
GT Solar Holdings, LLC(2)	105,538,149	73.5%	105,538,149	—	—%

(1)
Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)
All of the shares reported are directly owned by GT Solar Holdings, LLC. OCM/GFI Power Opportunities Fund II, L.P., or the "Main Fund," and OCM/GFI Power Opportunities II (Cayman), L.P. ("Cayman Fund" and together with the Main Fund, "OCM/GFI Funds") are together the managing member of GT Solar Holdings, LLC. Each of GFI Energy Ventures LLC, or "GFI" and Oaktree Capital Management, L.P., or "OCM," is an investment manager of each of the OCM/GFI Funds. As a result, each of the OCM/GFI Funds, GFI and OCM may be deemed to have beneficial ownership of the shares owned by GT Solar Holdings, LLC. Oaktree Capital Group Holdings GP, LLC or "Oaktree Group," ultimately controls OCM. Oaktree Group is a limited liability company managed by Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, D. Richard Masson, Larry W. Keele, Stephen A. Kaplan, John B. Frank, David Kirchheimer and Kevin L. Clayton. Voting and investment power with respect to securities owned by the OCM/GFI Funds is exercised by a four-person committee, composed of two representatives of GFI (any of Messrs. Lawrence D. Gilson, Richard K. Landers, Ian A. Schapiro and Andrew G. Osler) and two representatives of OCM (Messrs. Stephen A. Kaplan and Michael P. Harmon). The OCM/GFI Funds, GFI, OCM, Oaktree Group and all such individuals expressly disclaim beneficial ownership of the shares held by GT Solar Holdings, LLC, except to the extent of their respective pecuniary interests therein. The address for each of GT Solar Holdings, LLC, GFI, the OCM/GFI Funds and Messrs. Landers, Gilson, Schapiro and Osler is c/o GFI Energy Ventures LLC, 11611 San Vicente Blvd., Suite 710, Los Angeles, California 90049. The address for OCM, Oaktree Group and Messrs. Marks, Karsh, Stone, Masson, Keele, Kaplan, Frank, Kirchheimer, Clayton and Harmon is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th floor, Los Angeles, California 90071.

Material Relationships

        Acquisition by GT Solar Holdings, LLC.    Effective January 1, 2006, GT Solar Incorporated (formerly known as GT Equipment Technologies, Inc.), was acquired by GT Solar Holdings, LLC (the "Acquisition"). The Acquisition was effected through the merger of Glow Merger Corporation, a newly formed wholly owned subsidiary of GT Solar Holdings, LLC, with and into GT Solar Incorporated, with GT Solar Incorporated being the surviving corporation. In connection with the merger, each of the existing stockholders of GT Solar Incorporated (other than the rollover stockholders named below)

received $106.94 per share on account of their common stock. Certain of the existing stockholders of GT Solar Incorporated reinvested a portion of the proceeds they would have otherwise received in the merger by receiving Class A shares of GT Solar Holdings, LLC.

        The selling stockholder GT Solar Holdings, LLC was formed on November 23, 2005. OCM/GFI Power Opportunities Fund II, L.P., or the "Main Fund," and OCM/GFI Power Opportunities Fund II (Cayman), L.P. or, the "Cayman Fund", are together the managing member of the selling stockholder and own a significant portion of the outstanding shares of the selling stockholder. The Main Fund and the Cayman Fund are private investment funds and act as fiduciaries to their respective investors. These funds are in the business of investing in, holding and then selling positions in energy-related portfolio companies. In the ordinary course of business, these funds formed the selling stockholder for the purpose of effecting the Acquisition and acquiring the shares of GT Equipment Technologies, Inc. (now known as GT Solar Incorporated), which shares have been converted into the shares registered for sale on the registration statement of which this prospectus is a part.

        In connection with the Acquisition, GT Solar Incorporated, the selling stockholder, the Main Fund, the Cayman Fund and the other shareholders of the selling stockholder entered into a registration rights agreement, dated December 30, 2005, which was later amended to give effect to the reorganization merger described below. As described more fully below, pursuant to the amended and restated registration rights agreement, the holders of a majority of the shares issued to the Main Fund in respect of its shareholdings in the selling stockholder, have the right, on either a certain number or an unlimited number of occasions depending on the form of registration statement to be used, to demand that we register shares of our common stock under the Securities Act, subject to certain limitations. Except for our obligation to register the selling stockholder's shares on a registration statement, at the time of the Acquisition, the Main Fund, the Cayman Fund, the selling stockholder and their respective affiliates had no agreements or understandings, directly or indirectly, with any person to distribute the selling stockholder's shares.

        In connection with the Acquisition, GT Solar Incorporated issued a senior secured promissory note in favor of certain shareholders of GT Solar Holdings, LLC in the aggregate amount of $15.0 million. The proceeds from the issuance of the promissory note were used to fund part of the consideration in the Acquisition. The terms of this note provided for monthly payments of interest at the LIBOR rate plus 3.25%, and for full payment of the principal amount upon the maturity date of April 30, 2006. The lenders under this note were the Main Fund (88.8%) and the Cayman Fund (11.1%).

        Reorganization Merger.    GT Solar International, Inc. was originally incorporated on September 27, 2006 as a wholly owned, direct subsidiary of GT Solar Holdings, LLC. On September 28, 2006, GT Solar International, Inc. entered into the Agreement and Plan of Merger with GT Solar Incorporated and GT Solar Merger Corp., a newly formed wholly owned subsidiary of GT Solar International, Inc., pursuant to which GT Solar Merger Corp. was merged with and into GT Solar Incorporated, with GT Solar Incorporated continuing as the surviving corporation in the merger (the "Reorganization Merger"). In the Reorganization Merger, each outstanding share of common stock of GT Solar Incorporated was converted into one share of common stock of GT Solar International, Inc., and each outstanding option to acquire a share of common stock of GT Solar Incorporated was converted into an option to acquire one share of common stock of GT Solar International, Inc. As a result of the Reorganization Merger, GT Solar International, Inc. issued 8,370,000 shares of common stock. Immediately following, and as a result of, the Reorganization Merger, GT Solar Incorporated became a wholly owned, direct subsidiary of the GT Solar International, Inc. GT Solar International, Inc. is a direct subsidiary of GT Solar Holdings, LLC. The Reorganization Merger was effected to facilitate a proposed admission for trading of the common stock of GT International on the AIM, a market operated by the London Stock Exchange. The proposed admission was abandoned in November 2006.

        Letter of Credit Facility.    On December 29, 2005, GT Solar Holdings, LLC's majority shareholder began to issue letters of credit on behalf of GT Solar in favor of third parties. The first of these letters of credit was issued to backstop letters of credit issued by us under a credit facility we had prior to the Acquisition. The remaining letters of credit were for the specific purpose of satisfying our contractual obligations to our customers. The last of these letters of credit expired on January 9, 2007.

        Senior Secured Exchangeable Promissory Note.    On April 1, 2006, GT Solar Incorporated (formerly known as GT Equipment Technologies, Inc.) issued a promissory note, in the initial nominal amount of $15.0 million, in favor of the Main Fund and each of the other Class A shareholders of GT Solar Holdings, LLC. The note was guaranteed by the issuer's parent company, GT Solar Holdings, LLC, and the issuer's wholly-owned subsidiary, GT Equipment Holdings, Inc., and was secured by the assets and undertakings of GT Solar Incorporated, GT Solar Holdings, LLC and GT Equipment Holdings, Inc. The note accrued interest at 14% per annum, with a minimum of 8% payable in cash. The note had a scheduled maturity of September 15, 2008. The net proceeds from the issuance of this note were used to repay the senior secured promissory note of $15.0 million that was issued in connection with the Acquisition, and was otherwise schedule to mature on April 30, 2006. The original note was issued by Glow Merger Corporation, which was merged with and into GT Solar Incorporated, with GT Solar Incorporated being the surviving corporation. In connection with the repayment of the original note, the Main Fund and the Cayman Fund received approximately $3.6 million and $0.5 million, respectively. Upon the election of the holders of two-thirds of the then outstanding nominal amount of the note, the note was exchangeable for Class A shares in GT Solar Holdings, LLC pursuant to an associated Exchange Agreement by and among GT Solar Holdings, LLC, GT Solar Incorporated and the lenders under the note. We repaid this note in full on April 23, 2007, using cash from operations and terminated the Exchange Agreement.

        Limited Liability Company Agreement of GT Solar Holdings, LLC.    On December 30, 2005, the members of GT Solar Holdings,  LLC, including the Main Fund and the Cayman Fund, Thomas M. Zarrella, our chief executive officer and director, certain of our former directors and executive officers and certain other investors, entered into a limited liability company agreement to establish the affairs of GT Solar Holdings, LLC. The limited liability company agreement provides that, subject to certain exceptions, all aspects of the management and direction of GT Solar Holdings, LLC are the responsibility of the Main Fund and the Cayman Fund, which are, together, the managing member of GT Solar Holdings, LLC.

        The limited liability company agreement authorizes GT Solar Holdings, LLC to issue Class A Shares, Class B Shares, Class C Shares and Class D Shares. The managing member has sole discretion to authorize the issuance by GT Solar Holdings, LLC of any equity securities. The Class A Shares and the Class C Shares are not subject to vesting, and the Class B Shares and the Class D Shares may only be issued to our employees and are subject to vesting. The Class B and Class D Shares vest only so long as the holder thereof remains employed by us.

        Distributions on the Class A Shares, Class B Shares, Class C Shares and Class D Shares have the following order of preference:

  1.
  to the holders of outstanding Class A Shares until the aggregate unreturned capital (as defined in the limited liability company agreement) with respect to the Class A Shares has been reduced to zero;

  2.
  to the holders of outstanding Class A Shares until the aggregate unpaid Class A return (as defined in the limited liability company agreement) with respect to the Class A Shares has been reduced to zero;

  3.
  to the holders of outstanding Class B Shares in such amount as is necessary to cause the aggregate amount distributed in respect of each such outstanding Class B Share to be equal to the aggregate amount theretofore distributed with respect to each outstanding Class A Share pursuant to item 2 above;

  4.
  to the holders of the outstanding Class A Shares and the holders of outstanding Class B Shares, ratably among such holders based upon the aggregate number of Class A Shares and Class B Shares held by each such holder immediately prior to such distribution, until cash distributions made on the Class A Shares result in an internal rate of return, or IRR (as defined in the limited liability company agreement), that is equal to 20%;

  5.
  until cash distributions made on the Class A Shares result in an IRR equal to 30%,

  (i)
  to the holders of outstanding Class C and Class D Shares, ratably among such holders based upon the aggregate number of Class C and Class D Shares held by each such holder immediately prior to such distribution, in such amount as is necessary to cause the distributions with respect to each such Class C Share and Class D Shares to be equal to the product of (i) the aggregate, cumulative amount theretofore distributed with respect to each Class A Share, multiplied by (ii) the product obtained by multiplying (x) the excess of the IRR over 20%, by (y) ten; and

  (ii)
  to the holders of outstanding Class A Shares and Class B Shares ratably among such holders based upon the aggregate number of Class A Shares and Class B Shares held by each such holder immediately prior to such distribution; and

  6.
  all distributions made at or after such time as cash distributions made on the Class A Shares have resulted in an IRR that is equal to or greater than 30% shall be made to the holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares ratably based on holdings of such shares.

        Amounts distributed to holders of Class B Shares and Class D Shares in respect of the unvested portion of such shares shall be retained by GT Solar Holdings, LLC (other than certain tax distributions that GT Solar Holdings, LLC would be obligated to make) and distributed to the holder to the extent the unvested shares become vested in accordance with the terms of the limited liability company agreement.

        Subject to certain exceptions, the holders of Class A Shares have the right to purchase their proportional share of equity securities that GT Solar Holdings, LLC authorizes for issuance or sale to the managing member. The limited liability company agreement generally prohibits the transfer of GT Solar Holdings, LLC's shares by the holders of those shares other than in certain limited circumstances, such as with consent of the managing member or upon a sale of GT Solar Holdings, LLC approved by the managing member or by holders of a majority of GT Solar Holdings, LLC shares issued to the Main Fund and the Cayman Fund. GT Solar Holdings, LLC, followed by the managing member, shall have a right of first refusal to purchase GT Solar Holdings, LLC's shares from a transferring shareholder. Subject to specified conditions, the members of GT Solar Holdings, LLC have certain rights to participate in transfers of shares by the managing member. Subject to specified conditions, the limited liability company agreement requires the members of GT Solar Holdings, LLC to vote for, consent to and raise no objections against a sale of GT Solar Holdings, LLC approved by the managing member or by holders of a majority of the GT Solar Holdings, LLC's shares issued to the Main Fund and the Cayman Fund.

        The limited liability company agreement provides that GT Solar Holdings, LLC will pay or cause its subsidiaries (including GT Solar International, Inc.) to pay the reasonable out of pocket expenses of the Main Fund and the Cayman Fund in the performance of its duties as managing member of GT Solar Holdings, LLC, including, but not limited to: any debt financing documents and each other agreement executed in connection with the limited liability company agreement, and the evaluation and consummation of the transactions contemplated by the limited liability company agreement and those other agreements; any amendments or waivers under or in respect of the limited liability company agreement and those other agreements; the enforcement of rights granted under the limited liability company agreement and those other agreements, or the Main Fund's and the Cayman Fund's direct or indirect investment in GT Solar Holdings, LLC or in GT Solar Incorporated and their respective subsidiaries; governmental filings with respect to such investments; fees and expenses of any lenders of GT Solar Holdings, LLC and its subsidiaries; and any transaction, claim, event or other matter relating to GT Solar Incorporated or its subsidiaries or the transactions contemplated thereby as to which the Main Fund and the Cayman Fund seeks advice of counsel.

        Registration Rights Agreement.    In connection with the Acquisition on December 30, 2005, GT Solar Incorporated, GT Solar Holdings, LLC, the Main Fund and the other shareholders of GT Solar Holdings, LLC entered into a registration rights agreement, dated December 30, 2005. On July 1, 2008, GT Solar, GT Solar Incorporated, GT Solar Holdings, LLC and the Main Fund entered into an amended and restated registration rights agreement, to reflect the fact that GT Solar Holdings, LLC exchanged its common stock of GT Solar Incorporated for shares of common stock of GT Solar, and GT Solar Incorporated became a subsidiary of GT Solar. Pursuant to the amended and restated registration rights agreement, the holders of a majority of the shares issued to the Main Fund in respect of its shareholdings in GT Solar Holdings, LLC, have the right, on either a certain number or an unlimited number of occasions depending on the form of registration to be used, to demand that we register shares of our common stock under the Securities Act, subject to certain limitations. In addition, those holders that hold 5% or more of the shares of our common stock are entitled to piggyback registration rights with respect to the registration of the shares of our common stock. In the event that we propose to register any shares under the Securities Act either for our account or for the account of any of our stockholders, the holders of shares of our common stock having piggyback registration rights are entitled to receive notice of such registration and to include additional shares of our common stock in any such registration, subject to certain limitations.

        These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of our common stock held by such stockholders to be included in such registration. We are generally required to bear all expenses of such registration (other than underwriting discounts and commissions). In connection with each of these registrations, we have agreed to indemnify the holders of registrable securities against certain liabilities under the Securities Act.

        We registered the shares of certain selling stockholders in our initial public offering in July 2008 and paid approximately $4.2 million of expenses, of which approximately $2.7 million was paid in fiscal 2009, in connection with that offering pursuant to the terms of the registration rights agreement.

        We will pay the expenses (other than any underwriting discounts and commission) of this offering pursuant to the terms of the registration rights agreement.

        Employee Stockholders Agreement.    In connection with the Acquisition, GT Solar Incorporated entered into an employee stockholders agreement, dated December 30, 2005, with GT Solar Holdings, LLC and each individual who executed a counterpart to the employee stockholders agreement as well as any other person who acquired shares of our common stock pursuant to the 2006 Stock Option Plan. On July 1, 2008, GT Solar entered into an amended and restated employee stockholders agreement with GT Solar Holdings, LLC, GT Solar Incorporated and each individual who executed a counterpart to the employee stockholders agreement as well as any other person who acquires shares of our common stock pursuant to the 2006 Stock Option Plan, to assume GT Solar Incorporated's obligations under the original employee stockholders agreement. The amended and restated employee stockholders agreement restricted the transfer of shares of our common stock by the employee stockholders. We had a right of first refusal on proposed sales of our common stock held by employee stockholders and an option to purchase shares held by employee stockholders upon termination their employment. The employee stockholders had the right to participate in a sale of more than 50% of the shares of our common stock held by GT Solar Holdings, LLC, and GT Solar Holdings, LLC has the right to require the employee stockholders to participate in any such sale, on the same terms and conditions, and for the same consideration as, GT Solar Holdings, LLC. The amended and restated employee stockholders agreement terminated automatically upon the completion of our initial public offering.

        Payments to Holders of GT Solar Holdings, LLC Shares.    GT Solar Holdings, LLC used the net proceeds from our initial public offering to make payments in respect of its Class A, Class B, Class C and Class D shares in an aggregate amount of approximately $470.0 million. These payments were made to holders of Class A, Class B, Class C and Class D shares in accordance with the limited liability company agreement of GT Solar Holdings, LLC. These holders elected to receive the payments in cash, shares of our common stock or a combination of cash and shares of our common stock. The following table sets forth the aggregate value of the cash payment, based upon the initial public offering price of $16.50 per share, received by the Power Fund, the Main Fund and an executive officer, all of whom are shareholders of GT Solar Holdings, LLC. The table represents the distribution of the proceeds of our initial public offering by GT Solar Holdings, LLC to its shareholders prior to the distribution by GT Solar Holdings, LLC to its shareholders of its portion of the dividend in the aggregate amount of $90.0 million that we declared on June 30, 2008 and paid to our existing shareholders after the completion of our initial public offering.

Name	Aggregate Value of the Cash Payment (in millions)
OCM/GFI Power Opportunities Fund II, L.P.	$281.7
OCM/GFI Power Opportunities Fund II (Cayman), L.P.	35.2
Thomas M. Zarrella(a) President, Chief Executive Officer and Director	8.5

(a)
In addition to his cash payment Mr. Zarrella received 551,851 shares of our common stock.

        On July 29, 2008, GT Solar Holdings, LLC and Mr. Zarrella entered into a letter agreement pursuant to which the portion of the distribution of our initial public offering proceeds received by Mr. Zarrella in respect of the Class B shares of GT Solar Holdings, LLC held by Mr. Zarrella will be allocated entirely to Class B shares held by Mr. Zarrella that have vested as of the date of such distribution without reducing the aggregate amount that he was to receive in respect of all of his Class B shares. The letter agreement provides that each future distribution by GT Solar Holdings, LLC to Mr. Zarrella in respect of his Class B shares will be allocated to only the Class B shares that have vested as of the date of such distribution, without reducing the aggregate amount that he would have received in respect of all of his Class B shares in connection with such distribution. The letter agreement provides further that to the extent that any of Mr. Zarrella's unvested Class B shares fails to vest, (1) future distributions to Mr. Zarrella in respect of any of his shares of GT Solar Holdings, LLC, be they Class B or otherwise, will be reduced by the amount of prior distributions that would have been allocated to such unvested shares but for the letter agreement and (2) subject to certain limitations, in the event any such future distributions are made in both cash and securities, the reduction noted in (1) above will be applied first to the value of the securities to be distributed to Mr. Zarrella.

        Non-Employee Director Fees.    In June 2009, the Compensation Committee approved a change to the compensation program for directors such that non-employee directors who are affiliated with GFI Energy Ventures LLC will begin to receive annual fees for Board and committee service at the same time and in the same amount paid to our other non-employee directors. In addition, our non-employee directors who are affiliated with GFI Energy Ventures LLC received an equity award in the form of restricted stock units on the date of the 2009 Annual Meeting. We made these payments, and equity awards were granted to GFI Energy Ventures LLC in lieu of making these payments and equity awards to Messrs. Forth and Landers. Messrs. Forth and Landers are partners of GFI Energy Ventures LLC. In June 2009, the Audit Committee ratified these payments and equity awards in accordance with our related person policy.

        Directors and Officers.    Richard K. Landers and J. Bradford Forth, partners of GFI Energy Ventures LLC, are members of our board of directors. For a description of the ownership of GFI Energy Ventures LLC, see footnote (2) to the table under the heading "—Selling Stockholder."

USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We are registering 105,538,149 shares of our common stock for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, "selling stockholder" includes the selling stockholder named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Global Select Market or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholder will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholder;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        The selling stockholder is subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP (a partnership that includes professional corporations), Los Angeles, California. Kirkland & Ellis LLP represents entities affiliated with GFI Energy Ventures LLC and Oaktree Capital Management, L.P. in connection with various legal matters.

 EXPERTS

        The consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended March 28, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth on their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended March 28, 2009 filed with the SEC on June 9, 2009;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 filed with the SEC on August 5, 2009;

  •
  our Current Reports on Form 8-K filed with the SEC on May 6, 2009, May 27, 2009, June 10, 2009, August 12, 2009, September 8, 2009 and November 2, 2009 (to report information under Item 5.02); and

  •
  The description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or

(2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(603) 883-5200
Attention: Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by GT Solar International, Inc. (the "Company"), in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$38,927
Printing expense	10,000
Accounting fees and expense	50,000
Legal fees and expense	50,000
Miscellaneous expenses	1,073

Total(1)	$150,000

    (1)
    Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

        The Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "DGCL"), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        The Registrant's certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of the Registrant's directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the Registrant's certificate of incorporation provides for indemnification of any person who was or is made, or threatened to be made, a party to or is involved in any action, suit or other proceeding, whether, civil, criminal, administrative or investigative, because of his or her status as a director or officer of the Registrant, or service at the request of the Registrant as a director or officer of another corporation, as a partner or officer of a partnership, as a member or officer of a limited liability company, as a principal or officer of a joint venture, as a trustee or officer of a trust or in any comparable capacity in any other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized under the DGCL against all expenses, liabilities and losses actually and reasonably incurred or suffered by such person in connection therewith. Further, all of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.    Exhibits.

        Reference is made to the attached Exhibit Index.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on November 4, 2009.

GT SOLAR INTERNATIONAL, INC.
/s/ THOMAS GUTIERREZ Thomas Gutierrez President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated on November 4, 2009:

Signature	Capacity

/s/ THOMAS GUTIERREZ Thomas Gutierrez	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD E. JOHNSON Richard E. Johnson	Vice President Finance and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)
* J. Bradford Forth	Director
* Fusen E. Chen	Director
* J. Michal Conaway	Director
* Ernest L. Godshalk	Director
* Richard K. Landers	Director

Signature	Capacity

* Matthew E. Massengill	Director
* Noel G. Watson	Director
* Thomas M. Zarrella	Director
*
The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named officers and directors of GT Solar International, Inc. and filed with the Securities and Exchange Commission.

/s/ HOIL KIM Hoil Kim Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
2.1
Agreement and Plan of Merger, dated December 8, 2005, by and among GT Solar Incorporated (formerly known as GT Equipment Technologies, Inc.), GT Solar Holdings, LLC, Glow Merger Corporation, OCM/GFI Power Opportunities Fund II, L.P. and OCM/GFI Power Opportunities Fund II (Cayman), L.P., and the stockholders party thereto (incorporated by reference to Exhibit 2.1 to the Company's Form S-1/A (File No. 333-142383) as filed with the Securities and Exchange Commission (the "Commission") on June 6, 2008).
2.2
Agreement and Plan of Merger, dated as of September 28, 2006, by and among, GT Solar Incorporated, GT Solar International, Inc. and GT Solar Merger Corp. (incorporated by reference to Exhibit 2.2 to the Company's Form S-1/A (File No. 333-142383) as filed with the Commission on June 6, 2008).
4.1
Amended and Restated Certificate of Incorporation of GT Solar International, Inc. (the "Company") (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q (File No. 001-34133) as filed with the Commission on August 27, 2008).
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q (File No. 001-34133) as filed with the Commission on August 27, 2008).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Form S-1/A (File No. 333-142383) as filed with the Commission on July 18, 2008).
4.4
Amended and Restated Registration Rights Agreement, dated as of July 1, 2008, among the Company and the persons on the signature pages thereto (incorporated by reference to Exhibit 10.40 to the Company's registration statement on Form S-1 (File No. 333-142383) as filed with the Commission on July 7, 2008).
5.1	Opinion of Kirkland & Ellis LLP.**
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).**
24.1	Powers of attorney (included on the signature pages of the Registration Statement).**
24.2	Power of attorney—Thomas Gutierrez.

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

**
Previously filed.